UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 7, 2006

Tessera Technologies, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50460	16-1620029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3099 Orchard Drive

San Jose, California 95134

(Address of Principal Executive Offices)

(408) 894-0700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On July 7, 2006, Tessera Technologies, Inc. (“Tessera”) entered into an Agreement and Plan of Merger (“Merger Agreement”) among Tessera, Dalton Acquisition Corp., a wholly owned subsidiary of Tessera (“Merger Sub”), Digital Optics Corporation, a Delaware corporation (“Digital Optics”), and Carolinas Capital Corp., a North Carolina corporation, as agent for the equity holders of Digital Optics. The Merger Agreement provides for the acquisition by Tessera of Digital Optics for approximately $59,500,000 in cash, subject to adjustment, through the merger of Merger Sub with and into Digital Optics. The transaction is subject to various customary closing conditions, and includes customary representations and warranties from Digital Optics regarding its business. A copy of the Merger Agreement is filed as Exhibit 2.1 to this Form 8-K and is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure

On July 10, 2006, Tessera issued a press release regarding the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of July 7, 2006 among Tessera Technologies, Inc., Dalton Acquisition Corp., Digital Optics Corporation and Carolinas Capital Corp.

99.1	Press Release dated July 10, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2006	TESSERA TECHNOLOGIES, INC.

	By:	/s/ Michael Forman
	Name:	Michael Forman
	Title:	Vice President, Finance

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of July 7, 2006 among Tessera Technologies, Inc., Dalton Acquisition Corp., Digital Optics Corporation and Carolinas Capital Corp.

99.1	Press Release dated July 10, 2006.